UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2021

MJ Harvest, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-56250 (Commission File Number)	82-3400471 (IRS Employer I.D. No.)

9205 W. Russell Road, Suite 240

Las Vegas, Nevada 89139

Phone: (954) 519-3115

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l4a- l2 under the Exchange Act (17 CFR 240. l4a- l2)

☐ Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2021, the Board of Directors expanded the size of the Board to four members and appointed Randy Lanier to fill the vacancy created by the expansion, effective on October 20, 2021. Mr. Lanier will hold office until the next annual meeting of the shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. Mr. Lanier will also serve in the capacity of Chief Operating Officer/Brand Ambassador for the Company and its affiliated entities. The Board has not determined to which, if any, committees Mr. Lanier is expected to be assigned.

Mr. Lanier’s services as COO/ Brand Ambassador and director are governed by an Independent Contractor Agreement dated October 20, 2021, a copy of which is included herein as Exhibit 99.1 (the “Agreement”). Mr. Lanier previously provided services as Brand Ambassador since January 2021, for $30,000 per annum. Under the terms of the Agreement, we have agreed to pay Mr. Lanier a signing bonus of $50,000 and annual compensation of $120,000, of which $20,000 is designated as director fees and conditioned upon his continued service as a director. The balance is payable in cash or stock, as agreed by the parties, on a quarterly basis. Stock compensation is payable on the first day of each calendar quarter and will be calculated based on a 30% discount to the three lowest closing prices of our common stock during the 15 trading days prior to the first day of the quarter. The Agreement provides for indemnification of Mr. Lanier against any losses incurred for claims made against him for services performed by him, except claims arising as a result of his gross negligence or willful misconduct. The term of the agreement commences on October 20, 2021 and continues for one year. It renews annually thereafter until terminated by either party on 30 days prior notice.

There are no family relationships between Mr. Lanier and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions prior to the date of his appointment involving Mr. Lanier that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On October 19, 2021, MJ Harvest, Inc. issued a press release titled “Members of MJ Harvest’s Management Team, Including Newly Appointed Director, Randy Lanier, Will Attend MJBizCon in Las Vegas” to disclose our attendance at the trade show. See Exhibit 99.2, Press Release dated October 19, 2021 included herewith.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description
99.1	Corrected Independent Contractor Agreement between MJ Harvest, Inc. and Randy Lanier dated October 20, 2021
99.2	Press Release dated October 19, 2021

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ Harvest, Inc

/s/ Patrick Bilton	October 25, 2021
By: Patrick Bilton	Date
Its: Chief Executive Officer